Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Scudder Flag
 Investors Equity Partners Fund, Inc.

In planning and performing our audit of the financial statements of Scudder Flag Investors Equity
Partners Fund (the "Fund") for the year ended May 31, 2005, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply
with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Fund is responsible for establishing and maintaining internal control.  In
fulfilling this responsibility, estimates and judgments by
 management are required to assess the
expected benefits and related costs of controls.  Generally, controls that are relevant to an audit
pertain to the entity's objective of preparing financial
 statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected.
Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the Public Company
Accounting Oversight Board (United States).  A
 material weakness, for the purpose of this report, is a condition in which the design or operation of one or more of the internal control
components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of
performing their assigned functions.  However, we noted
 no matters involving internal control
and its operation, including controls for safeguarding
 securities, that we consider to be material weaknesses as defined above as of May 31, 2005.

This report is intended solely for the information and
 use of the Directors, management, and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



PricewaterhouseCoopers LLP
125 High Street
Boston, MA 02110-1707
Telephone (617) 530 5000
Facsimile (617) 530 5001
July 26, 2005